Exhibit 10.3

FORM OF PARTNERSHIP AGREEMENT

OF

HMH HOLDING B.V.

(with corporate seat in Amsterdam)

DATED AS OF [  ], 2025

THE EQUITY INTERESTS IN HMH HOLDING B.V. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE, AND ALL APPLICABLE LAW PERTAINING THERETO (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THE ACT AND ANY SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE, THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT; (III) THE ARTICLES OF ASSOCIATION; AND (IV) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE SOLE VOTING SHAREHOLDER AND THE APPLICABLE SHAREHOLDER (AS SUCH TERMS ARE DEFINED IN THIS PARTNERSHIP AGREEMENT). THE EQUITY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS PARTNERSHIP AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE SOLE VOTING SHAREHOLDER AND THE APPLICABLE SHAREHOLDER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH EQUITY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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FORM OF PARTNERSHIP AGREEMENT

OF

HMH HOLDING B.V.

This Partnership Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of [  ], 2025, by and among HMH Holding B.V., a Netherlands private limited liability company (the “Company”), HMH Holding Inc., a Delaware corporation (“PubCo”), Akastor AS, a Norwegian private limited liability company (“Akastor AS”), Mercury HoldCo Inc., a Delaware corporation (“Mercury US” and, together with Akastor AS, “Akastor”), and Baker Hughes Holdings LLC, a Delaware limited liability company (“BH”), and each other Person who is or at any time becomes a Shareholder in accordance with the terms of this Agreement and the Act (together with Akastor and BH, the “Shareholders”).

RECITALS

WHEREAS, the Company was formed on April 28, 2021 under the name “MHH Holding B.V.” pursuant to the execution of a notarial deed of incorporation by a Dutch civil law notary;

WHEREAS, the original shareholders of the Company unanimously consented to the change of the Company’s name from “MHH Holding B.V.” to “HMH Holding B.V.”, which change of name was effected on February 17, 2022 by means of the execution of a notarial deed of amendment of the Company’s articles of association by a Dutch civil law notary;

WHEREAS, immediately prior to the adoption of this Agreement, the Company was governed by the Articles of Association of HMH Holding B.V., dated as of February 8, 2024 (as amended on October 22, 2024, the “Existing Articles”);

WHEREAS, immediately prior to the adoption of this Agreement, the Company, BH, Akastor ASA, a Norwegian public limited liability company, Akastor AS and Mercury US were parties to that certain Shareholders’ Agreement, initially entered into on October 1, 2021, and amended and restated as of February 8, 2024 (the “Existing Shareholders Agreement”);

WHEREAS, as part of a corporate reorganization undertaken immediately prior to the adoption of this Agreement in connection with the initial public offering of PubCo, as described in PubCo’s Registration Statement on Form S-1 (File No. 333-281497) (the “Registration Statement”), initially filed with the Commission on August 12, 2024, as amended and supplemented to date (the “Corporate Reorganization”), the equity interests in the Company were reclassified into four classes of equity interests;

WHEREAS, it is contemplated that PubCo will, subject to the approval of its board of directors, issue PubCo Class A Shares in an initial public offering pursuant to the Registration Statement (the “IPO”);

WHEREAS, Non-Voting Class A Shares and Non-Voting Class B Shares may be redeemed, at the election of the holder of such Shares (together with the surrender and delivery by such holder of PubCo Class B Shares), for PubCo Class A Shares in accordance with the terms and conditions of that certain Exchange Agreement, dated as of the date hereof, by and among the Company, PubCo, Akastor AS, Mercury HoldCo AS, a Norwegian private limited liability company (“Mercury Norway”), Mercury US and BH, as the same may be amended, supplemented or restated from time to time (the “Exchange Agreement”);

WHEREAS, the Shareholders desire that, in connection with the Corporate Reorganization, PubCo becomes the sole voting shareholder of the Company (in its capacity as shareholder as well as in any other capacity, the “Sole Voting Shareholder”);

WHEREAS, pursuant to the terms of the Existing Shareholders Agreement, such Existing Shareholders Agreement shall terminate as of the date hereof in connection with the IPO, and the Shareholders shall adopt this Agreement;

WHEREAS, this Agreement shall supersede the Existing Shareholders Agreement in its entirety as of the date hereof; and

WHEREAS, concurrently with the entry into the Agreement and in connection with the Corporate Reorganization, the Shareholders desire that the Company amend and restate the Existing Articles by means of the execution of one or more notarial deeds of amendment of the Existing Articles eventually incorporating the Amended and Restated Articles of Association of HMH Holding B.V., by a Dutch civil law notary on the date hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Existing Shareholders Agreement is hereby superseded in its entirety by this Agreement and the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. As used in this Agreement and any Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Dutch Civil Code (Nederlands Burgerlijk Wetboek) and all applicable Law pertaining thereto.

“Action” means any claim, arbitration, inquiry, Proceeding or investigation by or before any Governmental Entity.

“Adjusted Capital Account” means, with respect to any Shareholder, the Capital Account maintained for each Shareholder, (a) increased by any amounts that such Shareholder is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Shareholder. The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that, for purposes of this Agreement, (a) no Shareholder shall be deemed an Affiliate of the Company or any of its Subsidiaries and (b) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Shareholder.

“Agreement” is defined in the preamble to this Agreement.

“Akastor” is defined in the preamble to this Agreement.

“Akastor AS” is defined in the preamble to this Agreement.

“bankruptcy” is defined in Section 10.02.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“BH” is defined in the preamble to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are required or authorized by law to close.

“Capital Account” means, with respect to any Shareholder, the Capital Account maintained for such Shareholder in accordance with Section 3.05.

“Capital Contribution” means, with respect to any Shareholder, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Shareholder. Any reference to the Capital Contribution of a Shareholder will include any Capital Contributions made by a predecessor holder of such Shareholder’s Shares to the extent that such Capital Contribution was made in respect of Shares Transferred to such Shareholder.

“Class A Distributions” is defined in Section 5.01(a).

“Class B Distributions” is defined in Section 5.01(a).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Company” is defined in the preamble to this Agreement.

“Company Articles” the Company’s articles of association as they may read from time to time.

“Company Class A Shares” means, collectively, the Voting Class A Shares and the Non-Voting Class A Shares.

“Company Class B Shares” means, collectively, the Voting Class B Shares and the Non-Voting Class B Shares.

“Company Level Taxes” means any U.S. federal, state, local or non-U.S. taxes, additions to tax, penalties and interest payable by the Company or any of its Subsidiaries as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any U.S. federal, state, local or non-U.S. tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Company Minimum Gain” has the meaning assigned to the term “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has, with respect to taxable periods beginning after December 31, 2017, the meaning assigned to the term “partnership representative” set forth in Section 6223 of the Code and any “designated individual,” if applicable, as defined in the Treasury Regulations promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local law), and, with respect to taxable periods beginning on or before December 31, 2017, the meaning assigned of “tax matters partner” set forth in Section 6231(a)(7) of the Code prior to its amendment by Title XI of the Bipartisan Budget Act of 2015 (including, any similar capacity or role under relevant state or local law), as appointed pursuant to Section 9.04.

“Company Voting Shares” means, collectively, the Voting Class A Shares and the Voting Class B Shares.

“control” (including the terms “controlled by” and “under common control with”), of a Person means the direct or indirect possession of (i) more than 50% of the ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies) of such Person, or (ii) the power to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the possession of only consent or approval rights with respect to the actions or decision of a Person does not constitute control of such Person.

“Corporate Reorganization” is defined in the recitals to this Agreement.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Debt Securities” means any and all debt instruments or debt securities of any member of the PubCo Holdings Group that are not convertible or exchangeable into Equity Securities of any member of the PubCo Holdings Group.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Director” is defined in Section 6.01(a).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Time” means 12:01 a.m. Central Daylight Time on the date of the initial closing of the IPO.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all shares, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such shares, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Excess Tax Amount” is defined in Section 9.05(c).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Exchange Agreement” is defined in the recitals to this Agreement.

“Exchange Rate” is defined in the Exchange Agreement.

“Existing Articles” is defined in the recitals to this Agreement.

“Existing Shareholders Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as reasonably determined by the Board after taking into account such factors as the Board shall deem appropriate.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“GAAP” means U.S. generally accepted accounting principles at the time.

“General Meeting” means the corporate body that consists of all Shareholders with voting rights or where a meeting of holders of shares of a specific class is to adopt a resolution, with voting rights at that meeting, pledgees with voting rights and usufructuaries with voting rights, or the meeting in which shareholders and pledgees and usufructuaries with the right to attend and speak at a meeting of shareholders pursuant to the Act or the Company Articles, assemble.

“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the Company.

“Governmental Entity” means any U.S. federal, national, supranational, state, provincial, local, non-U.S. or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted tax basis for U.S. federal income tax purposes, except as follows:

(i) the initial Gross Asset Value of any asset contributed by a Shareholder to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Shareholder of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Shareholder upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Board to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to subclauses (i), (ii) and (iv) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Shareholders in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in subclauses (i) through (v) above, the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(iii) the Gross Asset Value of any Company asset distributed to any Shareholder shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(iv) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted tax basis of such assets pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 4.02(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(v) if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Hybrid Exchange Option” is defined in the recitals of the Exchange Agreement.

“Indemnified Party” and “Indemnified Parties” are defined in Section 11.02(a).

“Interest” means the entire interest of a Shareholder in the Company, including the Shares and all of such Shareholder’s rights, powers and privileges under this Agreement, the Act and the Company Articles.

“IPO” is defined in the recitals to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Event” is defined in Section 10.01.

“Mercury Norway” is defined in the recitals to this Agreement.

“Mercury US” is defined in the preamble to this Agreement.

“Nonrecourse Deductions” has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(3).

“Non-U.S. Operations” means the operations of the Company and its Subsidiaries organized in jurisdictions other than the United States (as defined in Section 7701(a)(9) of the Code).

“Non-Voting Class A Shares” means the Class A ordinary shares of the Company, which are entitled to distributions that are attributable to the Company’s U.S. Operations pursuant to Article IV and, pursuant to Section 3.03, do not entitle the holder to any voting rights in the Company’s General Meeting, but do entitle the holder to voting rights in the meeting of holders of Non-Voting Class A Shares.

“Non-Voting Class B Shares” means the Class B ordinary shares of the Company, which are entitled to distributions that are attributable to the Company’s Non-U.S. Operations pursuant to Article IV and, pursuant to Section 3.03, do not entitle the holder to any voting rights in the Company’s General Meeting, but do entitle the holder to voting rights in the meeting of holders of Non-Voting Class B Shares.

“Officer” and “Officers” are defined in Section 6.07.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final, temporary or, to the extent taxpayers are permitted to rely on them, proposed Treasury Regulations, Revenue Rulings and case law interpreting Sections 6221 through 6241 of the Code (and any analogous provision of Dutch, state or local tax Law).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) any income or gain of the Company that is exempt from U.S. federal income tax or otherwise described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(iii) if the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.02, be taken into account for purposes of computing Profits or Losses;

(iv) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions (excluding depletion) taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(vi) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Shareholder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii) any items of income, gain, loss or deduction that are specifically allocated pursuant to the provisions of Section 4.02 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 4.02 will be determined by applying rules analogous to those set forth in clauses (i) through (vi) above.

“PubCo” is defined in the recitals to this Agreement.

“PubCo Class A Shares” means, as applicable, (a) the Class A common stock, par value $0.01 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the PubCo Class A Shares or into which the PubCo Class A Shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“PubCo Class B Shares” means, as applicable, (a) the Class B common stock, par value $0.01 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the PubCo Class B Shares or into which the PubCo Class B Shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“PubCo Holdings Group” means PubCo and each Subsidiary of PubCo (other than the Company and its Subsidiaries).

“PubCo Shares” means all classes and series of common stock of PubCo, including the PubCo Class A Shares and the PubCo Class B Shares.

“Public Offering” means an underwritten offering and sale of securities to the public pursuant to a registration statement, including a “bought” deal or “overnight” public offering.

“Quorum” is defined in Section 6.03(c).

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.02(e) through Section 3.02(j)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Shares shall be entitled to receive cash, securities or other property for their PubCo Shares.

“Redemption Request” is defined in Section 2.01(a)(ii) of the Exchange Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among PubCo, Akastor AS, Mercury US and BH, to be entered into concurrently with the closing of the IPO.

“Registration Statement” is defined in the recitals to this Agreement.

“Regulatory Allocations” is defined in Section 4.02(i).

“Relevant Shareholder” is defined in Section 9.04(g).

“Schedule K-1” is defined in Section 9.03.

“Schedule K-3” is defined in Section 9.03.

“Secondary Indemnitors” is defined in Section 11.03(f).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Shareholder” is defined in the recitals to this Agreement.

“Shareholder Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Shareholder Minimum Gain and the net increase or decrease in Shareholder Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).

“Shareholder Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Shareholder Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Shareholder Tax-Related Liabilities” means, with respect to any Shareholder, any U.S. federal, state, local or non-U.S. tax obligations (including any Company Level Taxes for which such Shareholder is liable hereunder) owed by such Shareholder with respect to its allocable share of income of the Company.

“Shares” means, collectively, the Voting Class A Shares, the Voting Class B Shares, the Non-Voting Class A Shares and the Non-Voting Class B Shares, in each case, as issued pursuant to a notarial deed of issuance by a Dutch civil law notary and subject to this Agreement (including the transactions pursuant to the Corporate Reorganization), and shall also include any Equity Security of the Company issued in respect of or in exchange for Shares, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Sole Voting Shareholder” is defined in the recitals to this Agreement.

“Subsidiary” means any Person in which the Company owns, directly or indirectly, stock or other shares or interests possessing fifty percent (50%) or more of the total combined voting power of such Person or otherwise has the power to direct the management and policies of such Person, whether through ownership of shares, by contract or otherwise.

“Tax Contribution Obligation” is defined in Section 9.05(c).

“Tax Offset” is defined in Section 9.05(c).

“TRA” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Company, PubCo, Akastor AS, Mercury Norway, Mercury US and BH, as the same may be amended, supplemented or restated from time to time.

“Transaction Agreement” is defined in Section 9.06.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the final or temporary regulations promulgated by the United States Department of the Treasury under the Code.

“U.S. Operations” means the operations of the Company’s Subsidiaries organized in the United States (as defined in Section 7701(a)(9) of the Code).

“Voting Class A Shares” means the Class A ordinary shares of the Company, which entitle the holder thereof to one vote per share pursuant to Section 3.03 and are entitled to distributions that are attributable to the Company’s U.S. Operations pursuant to Article IV.

“Voting Class B Shares” means the Class B ordinary shares of the Company, which entitle the holder thereof to one vote per share pursuant to Section 3.03 and are entitled to distributions that are attributable to the Company’s Non-U.S. Operations pursuant to Article IV.

“Winding-Up Shareholder” is defined in Section 10.03(a).

SECTION 1.02 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule (as applicable) of this Agreement unless otherwise indicated;

(b) the table of contents and headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement;

(c) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise indicated;

(d) the word “extent” in the phrase “to the extent” when used in this Agreement means the degree to which a subject or other thing extends, and not simply “if”;

(e) the word “or” when used in this Agreement is disjunctive and not exclusive;

(f) the word “including” is not limiting and means “including without limitation”;

(g) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(h) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars, unless expressly provided otherwise;

(i) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(j) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

ORGANIZATION OF THE PRIVATE LIMITED LIABILITY COMPANY

SECTION 2.01 Formation. The Company has been formed as a Dutch private limited liability company (Dutch: besloten vennootschap met beperkte aansprakelijkheid (B.V.)) subject to the provisions of the Act, the Company Articles and upon the terms, provisions and conditions set forth in this Agreement.

SECTION 2.02 Filing. The Company Articles are filed with the Dutch Trade Register in accordance with the Act. The Shareholders shall execute such further documents (including amendments to the Company Articles) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a private limited liability company in the Netherlands and in all states and counties where the Company may conduct its business.

SECTION 2.03 Name. The name of the Company is “HMH Holding B.V.” and all business of the Company shall be conducted in such name or, in the discretion of the Board, under any other name.

SECTION 2.04 Corporate Seat; Registered Office. The Company’s corporate seat is in Amsterdam, the Netherlands. The location of the registered office of the Company is Weerdestein 97, 1083 GG Amsterdam, the Netherlands, or at such other place as the Board from time to time may select.

SECTION 2.05 Principal Place of Business. The principal place of business of the Company shall be located in such place in the Netherlands as is determined by the Board from time to time.

SECTION 2.06 Purpose. The Company is formed for the purpose and object of engaging in any and all lawful activities permitted under the Act and as further described in the Company Articles. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing objects.

SECTION 2.07 Term. The term of the Company commenced on April 28, 2021 and shall continue in full force and effect perpetually. The Company may be dissolved and its affairs wound up only in accordance with Article X, the Act and the Company Articles.

SECTION 2.08 Intent. It is the intent of the Shareholders that the Company be operated in a manner consistent with its treatment as a “partnership” solely for U.S. federal (and applicable state and local) income tax purposes. It is also the intent of the Shareholders that the Company not be operated or treated as a “partnership” for any other purpose. Neither the Company nor any Shareholder shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.08.

ARTICLE III

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

SECTION 3.01 Capital and Shares.

(a) Generally. The ownership interests of the Shareholders in the Company are divided into, and represented by, the Shares, each having the rights and obligations specified in this Agreement.

(b) Classes. The Shares are initially divided into the following classes, each such Share having a nominal value of [ ] euro (EUR [ ]) and having the following numbering:

(i) the Non-Voting Class A Shares, which are numbered from NVA1 onwards;

(ii) the Non-Voting Class B Shares, which are numbered from NVB1 onwards;

(iii) the Voting Class A Shares, which are numbered from VA1 onwards; and

(iv) the Voting Class B Shares, which are numbered from VB1 onwards.

SECTION 3.02 Authorized Equity Securities; General Provisions With Respect to Equity Securities and Debt Securities.

(a) Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Shares and other Equity Securities as the Board shall determine in accordance with Section 3.04. Each authorized Share and other Equity Security may be issued pursuant to such agreements as the Board shall approve. The Company may dispose of any Shares or other Equity Securities that have been repurchased or acquired by the Company.

(b) Except to the extent explicitly provided otherwise herein (including pursuant to Section 3.04), each outstanding Voting Class A Share, Voting Class B Share, Non-Voting Class A Share and Non-Voting Class B Share shall be identical to each other Voting Class A Share, Voting Class B Share, Non-Voting Class A Share and Non-Voting Class B Share, respectively.

(c) The Shares are in registered form and none of the Shares or other Equity Securities will be represented by certificates.

(d) The Shareholders as of the date hereof are set forth on Exhibit A. The Board shall keep a shareholders’ register as referred to in article 2:194 of the Act. The total number of Shares issued and the number of Shares held by each Shareholder or the Company, if applicable, as of the date hereof is set forth in the Company’s shareholders’ register and in the books and records of the Company. Any other Equity Securities issued and outstanding and held by each Shareholder as of the date hereof is set forth in the books and records of the Company. The Board shall update such shareholders’ register and books and records from time to time to reflect any Transfers of Interests, the issuance of additional Shares or other Equity Securities and, subject to Section 12.10(a), subdivisions or combinations of a given class of Shares made in compliance with Section 3.02(k), in each case, in accordance with the terms of this Agreement.

(e) If, at any time after the Effective Time, PubCo issues a PubCo Class A Share:

(i) to the Company in order to fund the acquisition or cancellation, pursuant to a Redemption Request, by the Company from a Shareholder (other than PubCo) of Non-Voting Class A Shares and Non-Voting Class B Shares, then the Company shall issue to PubCo a number of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the number of such Non-Voting Class A Shares and Non-Voting Class B Shares so acquired or cancelled by the Company;

(ii) to any Person in exchange for cash in order to fund the acquisition or cancellation, pursuant to a Redemption Request, by the Company from a Shareholder (other than PubCo), of Non-Voting Class A Shares and Non-Voting Class B Shares, then PubCo shall contribute to the Company the net proceeds, if any, received by PubCo for such PubCo Class A Share, and the Company shall issue to PubCo a number of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the number of such Non-Voting Class A Shares and Non-Voting Class B Shares so acquired or cancelled by the Company;

(iii) to a Shareholder (other than PubCo) for PubCo to acquire, pursuant to a Redemption Request, Non-Voting Class A Shares and Non-Voting Class B Shares from such Shareholder, then the Non-Voting Class A Shares and Non-Voting Class B Shares so acquired shall be cancelled, and the Company shall issue to PubCo a number of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the number of such Non-Voting Class A Shares and Non-Voting Class B Shares so cancelled;

(iv) to any Person in exchange for cash in order to fund the acquisition, pursuant to a Redemption Request, by PubCo from a Shareholder (other than PubCo), of Non-Voting Class A Shares and Non-Voting Class B Shares, then the Non-Voting Class A Shares and Non-Voting Class B Shares so acquired shall be cancelled and the Company shall issue to PubCo a number of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the number of such Non-Voting Class A Shares and Non-Voting Class B Shares so cancelled;

(v) to Mercury Norway or Akastor AS (or one of their transferees) to acquire, pursuant to the Hybrid Exchange Option, shares of Mercury US from Mercury Norway and Non-Voting Class B Shares from Akastor AS, then the Non-Voting Class B Shares so acquired shall be cancelled, and the Company shall issue to PubCo a number of Voting Class B Shares, or other economically equivalent Equity Securities, equal to the number of such Non-Voting Class B Shares so cancelled;

(vi) to any Person in exchange for cash in order to fund the acquisition, pursuant to the Hybrid Exchange Option, by PubCo of shares of Mercury US from Mercury Norway and Non-Voting Class B Shares from Akastor AS, then the Non-Voting Class B Shares so acquired shall be cancelled, and the Company shall issue to PubCo a number of Voting Class B Shares, or other economically equivalent Equity Securities, equal to the number of such Non-Voting Class B Shares so cancelled;

(vii) to any Person in exchange for cash to be used to fund the acquisition by PubCo of the Equity Securities of any Person or the assets and liabilities of any Person, then PubCo shall contribute to the Company such Equity Securities or such assets and liabilities, and with respect to each such PubCo Class A Share so issued, the Company shall issue to PubCo a number of pairs of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the inverse of the Exchange Rate in effect at the time of such issuance;

(viii) to any Person pursuant to any long-term incentive plan, phantom incentive award or other equity award, then PubCo shall contribute to the Company the net proceeds, if any, received in connection with such issuance and with respect to each such PubCo Class A Share so issued, the Company shall issue to PubCo a number of pairs of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the inverse of the Exchange Rate in effect at the time of such issuance; or

(ix) to any Person in exchange for cash or other property for any purpose not described in clauses (i) through (viii) of this Section 3.02(e), then PubCo shall contribute to the Company the net cash or other proceeds, if any, and with respect to each such PubCo Class A Share so issued, the Company shall issue to PubCo a number of pairs of Voting Class A Shares and Voting Class B Shares, or other economically equivalent Equity Securities, equal to the inverse of the Exchange Rate in effect at the time of such issuance;

This Section 3.02(e) shall not apply (A) to the issuance and distribution to holders of PubCo Shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any redemption of Non-Voting Class A Shares and Non-Voting Class B Shares for PubCo Class A Shares, such PubCo Class A Shares will be issued together with a corresponding right under such plan) or (B) to the issuance under PubCo’s employee benefit plans of any warrants, phantom incentive awards, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, phantom incentive awards, options or other rights or property.

(f) Except pursuant to the Exchange Agreement, (i) the Company may not issue any additional Voting Class A Shares and Voting Class B Shares to any member of the PubCo Holdings Group unless substantially simultaneously therewith a member of the PubCo Holdings Group issues or sells an equal number of newly-issued PubCo Class A Shares to another Person, and (ii) the Company may not issue any other Equity Securities of the Company to any member of the PubCo Holdings Group unless substantially simultaneously a member of the PubCo Holdings Group issues or sells, to another Person, an equal number of newly-issued shares of a new class or series of Equity Securities of PubCo or such member of the PubCo Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company.

(g) If at any time any member of the PubCo Holdings Group issues Debt Securities, such member of the PubCo Holdings Group shall transfer to the Company (in a manner to be determined by the Board in its reasonable discretion) the proceeds received by such member of the PubCo Holdings Group in exchange for such Debt Securities (or if such proceeds are used to fund the direct or indirect acquisition by a member of the PubCo Holdings Group of any Person or the assets of any Person, then such Person or the material assets and liabilities of such Person) in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(h) If, at any time after the Effective Time, PubCo issues Equity Securities (other than PubCo Class A Shares or PubCo Class B Shares), PubCo shall contribute to the Company (in a manner to be determined by the Board in its reasonable discretion) the proceeds received by PubCo in connection with such issuance and with respect to each Equity Security so issued (or if such proceeds are used to fund the direct or indirect acquisition by PubCo of any Person or the assets of any Person, then such Person or the material assets and liabilities of such Person), and with respect to each such Equity Security so issued, the Company shall issue to PubCo a number of economically equivalent Equity Securities with substantially the same rights to dividends and distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by PubCo) in a manner that directly or indirectly provides the Company with the burdens and benefits of each such Equity Security.

(i) If any Equity Security outstanding at PubCo is exercised or otherwise converted or exchanged and, as a result, any PubCo Class A Shares or other Equity Securities of PubCo are issued, (A) the corresponding Equity Security outstanding at the Company shall be similarly exercised or otherwise converted or exchanged, as applicable, and an equivalent number of Voting Class A Shares and Voting Class B Shares, or other Equity Securities of the Company, shall be issued to the PubCo Holdings Group as contemplated by the first sentence of Section 3.02(f), and (B) the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds, if any, received by the PubCo Holdings Group from any such exercise.

(j) No member of the PubCo Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the PubCo Holdings Group) (i) any PubCo Class A Shares (including upon forfeiture of any unvested PubCo Class A Shares) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of pairs of Voting Class A Shares and Voting Class B Shares for the same price per pair of Voting Class A Shares and Voting Class B Shares or (ii) any other Equity Securities of PubCo (other than PubCo Class B Shares), unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire, except pursuant to Section 3.02(l), (x) any pairs of Voting Class A Shares and Voting Class B Shares from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires an equal number of PubCo Class A Shares for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by the PubCo Holdings Group in connection with the redemption or repurchase of any PubCo Class A Shares or other Equity Securities of PubCo consists (in whole or in part) of PubCo Class A Shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding number of pairs of Voting Class A Shares and Voting Class B Shares or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(k) In the event that PubCo effects any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of its outstanding PubCo Shares, the Company shall effect an identical subdivision or combination, as applicable, of the outstanding Shares or other Equity Securities of the Company. Conversely, the Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Shares or other Equity Securities of the Company unless accompanied by an identical subdivision or combination, as applicable, of the related outstanding PubCo Shares, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 3.02(m), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Shares unless accompanied by an identical subdivision or combination, as applicable, of the related outstanding Shares or other Equity Securities of the Company (if any), with corresponding changes made with respect to any other exchangeable or convertible securities.

(l) Notwithstanding any other provision of this Agreement, the Company may redeem Voting Class A Shares and Voting Class B Shares from the PubCo Holdings Group for cash to fund any direct or indirect acquisition by the PubCo Holdings Group of another Person; provided that, promptly after such redemption and acquisition, the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the material assets and liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Voting Class A Shares and Voting Class B Shares equal to the number of Voting Class A Shares and Voting Class B Shares, respectively, so redeemed.

(m) Notwithstanding any other provision of this Agreement, if the PubCo Holdings Group acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates, PubCo may, in its sole discretion:

(i) contribute (or cause to be contributed) such excess cash amount to the Company in exchange for a number of Voting Class A Shares and Voting Class B Shares or other Equity Securities of the Company determined in its sole discretion, and distribute to the holders of PubCo Class A Shares, if the Company issues Voting Class A Shares and Voting Class B Shares to PubCo, PubCo Class A Shares, or, if the Company issues Equity Securities of the Company other than Voting Class A Shares and Voting Class B Shares to PubCo, such other Equity Security of PubCo corresponding to the Equity Securities issued by the Company and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company issued, or

(ii) use such excess cash amount in such other manner, and make such other adjustments to or take such other actions with respect to the capitalization of PubCo and the Company and to the one-to-one exchange ratio between a pair of Voting Class A Shares and Voting Class B Shares or a pair of Non-Voting Class A Shares and Non-Voting Class B Shares, respectively, and PubCo Class A Shares, as PubCo (in its capacity as Sole Voting Shareholder) in Good Faith determines to be fair and reasonable to the holders of PubCo Shares and to the Shareholders and to preserve the intended economic effect of this Section 3.02, the Exchange Agreement and the other provisions hereof.

SECTION 3.03 Voting Rights. No Shareholder has any voting right except with respect to those matters specifically reserved for a Shareholder vote under the Act and the Company Articles, and for matters expressly requiring the approval of Shareholders under this Agreement. Except as otherwise expressly provided in this Agreement, the Company Articles or the Act, all matters to be approved by the Shareholders must receive the requisite number of votes from the holders of Shares having voting rights, regardless of class, such that an affirmative vote is based on the cumulative number of voting shares outstanding. Except as otherwise expressly provided by this Agreement or as otherwise required by the Company Articles, the Act or other applicable Law:

(a) Each Voting Class A Share and each Voting Class B Share, respectively, entitle the holder thereof to one vote on all matters upon which the Shareholders have the right to vote under this Agreement, voting together as one class, unless expressly provided otherwise in the Act or the Company Articles;

(b) The Non-Voting Class A Shares and Non-Voting Class B Shares shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the General Meeting, unless expressly provided otherwise in the Act or the Company Articles;

(c) Each Voting Class A Share, each Voting Class B Share, each Non-Voting Class A Share and each Non-Voting Class B Share, respectively, entitle the holder thereof to vote on certain matters required or permitted to be voted on by the meeting of holders of that specific class of shares in accordance with the Act and the Company Articles; and

(d) In accordance with the Act and the Company Articles, the Non-Voting Class A Shares and Non-Voting Class B Shares entitle the holders thereof to, in person or by proxy authorized in writing, attend and address any General Meeting.

As of the date of this Agreement, the Sole Voting Shareholder will initially hold all Voting Class A Shares and Voting Class B Shares, respectively.

SECTION 3.04 Capital Contributions; Share Ownership.

(a) Capital Contributions. Except as otherwise set forth in Section 3.02(e) through Section 3.02(j) with respect to the obligations of the PubCo Holdings Group, no Shareholder shall be required to make additional Capital Contributions.

(b) Issuance of Additional Shares or Interests. Except as otherwise expressly provided in this Agreement, the Board shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Board, subject to the limitations of Section 3.02, (i) additional Shares, and (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable for Shares or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Board. Upon such issuance and execution, such Person shall be admitted as a Shareholder of the Company. In that event, the Board shall update the Company’s shareholders’ register, books and records to reflect such additional issuances. Subject to Section 12.10, the Board is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Shares or other Equity Securities in the Company, or such other amendments that the Board determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Shares or other Equity Securities in the Company pursuant to this Section 3.04(b); provided that, notwithstanding the foregoing, the Board shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Shareholder) and notwithstanding any other provision of this Agreement (other than Section 12.10(a)(ii) if such amendment is necessary, and then only to the extent necessary, in order to consummate any offering of PubCo Shares or other Equity Securities of PubCo, provided that the designations, preferences, rights, powers and duties of any such additional Shares or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such PubCo Shares or other Equity Securities of PubCo).

SECTION 3.05 Capital Accounts. A Capital Account shall be maintained for each Shareholder in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Shareholder’s Capital Account shall be (a) increased by (i) allocations to such Shareholder of Profits pursuant to Section 4.01 and any other items of income or gain allocated to such Shareholder pursuant to Section 4.02, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Shareholder, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Shareholder of Losses pursuant to Section 4.01 and any other items of deduction or loss allocated to such Shareholder pursuant to the provisions of Section 4.02, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Shareholder and any Liabilities to which the asset is subject) distributed to such Shareholder, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Shares made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.13 of the Exchange Agreement), the Capital Account of the Transferor that is attributable to the Transferred Shares shall carry over to the Transferee Shareholder in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

SECTION 3.06 Other Matters.

(a) No Shareholder shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Board. Under circumstances requiring a return of any Capital Contributions, no Shareholder has the right to receive property other than cash.

(b) No Shareholder shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Shareholder, except as otherwise provided in Section 6.12 or as otherwise contemplated by this Agreement.

(c) The Liability of each Shareholder shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Shareholder (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Shareholders, the creditors of the Company or any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder of the Company.

(d) Except as otherwise required by the Act, no Shareholder shall be required to restore a deficit balance in such Shareholder’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

(e) The Company shall not be obligated to repay any Capital Contributions of any Shareholder.

SECTION 3.07 Redemption of Shares. Any redemption of a Share (other than a Share held by PubCo and its direct and indirect Subsidiaries) for a PubCo Class A Share shall occur pursuant to and in accordance with the terms and conditions of the Exchange Agreement.

ARTICLE IV

ALLOCATIONS OF PROFITS AND LOSSES

SECTION 4.01 Profits and Losses. After giving effect to the allocations under Section 4.02 and subject to Section 4.04, Profits and Losses (and, to the extent determined by the Board to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Shareholders during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Section 4.02 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Shareholder, immediately after making such allocation, is, as nearly as possible, equal to (x) the amount such Shareholder would receive pursuant to Section 10.03(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 10.03(b), to the Shareholders immediately after making such allocation, minus (y) such Shareholder’s share of Company Minimum Gain and Shareholder Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Shareholder is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets; provided, however, that except as otherwise provided in this Agreement, or required pursuant to Treasury Regulations Section 1.704-1(b)(1)(i), to the fullest extent permitted by applicable Law and in each case in accordance with the Company Articles:

(a) the Capital Account balances of the holders of Company Class A Shares shall track the Profits, Losses and assets of the Company’s U.S. Operations; and

(b) the Capital Account balances of the holders of Company Class B Shares shall track the Profits, Losses and assets of the Company’s Non-U.S. Operations.

SECTION 4.02 Special Allocations. The following allocations shall be made in the following order with respect to the Company Class A Shares and the Company Class B Shares, respectively, to the extent permitted by applicable Law:

(a) Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Shareholders on a pro rata basis, in accordance with the number of Company Class A Shares and the Company Class B Shares, respectively, owned by each Shareholder as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b) Any Shareholder Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Shareholder who bears Economic Risk of Loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Shareholder bears the Economic Risk of Loss for such Shareholder Nonrecourse Debt, the Shareholder Nonrecourse Deductions attributable to such Shareholder Nonrecourse Debt shall be allocated among the Shareholders according to the ratio in which they bear the Economic Risk of Loss. This Section 4.02(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Shareholders under this Section 4.02(c)), each Shareholder shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Shareholder’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 4.02(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d) Notwithstanding any other provision of this Agreement except Section 4.02(c), if there is a net decrease in Shareholder Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Shareholder Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Shareholders under this Section 4.02(d)), items of income and gain shall be allocated to each Shareholder in an amount equal to such Shareholder’s share of the net decrease in Shareholder Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 4.02(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e) Notwithstanding any provision hereof to the contrary except Section 4.02(a) and Section 4.02(b), no Losses or other items of loss or expense shall be allocated to any Shareholder to the extent that such allocation would cause such Shareholder to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 4.02(e) shall be allocated to the Shareholders who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Shareholder to have a deficit in its Adjusted Capital Account.

(f) Notwithstanding any provision hereof to the contrary except Section 4.02(c) and Section 4.02(d), in the event any Shareholder unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate any deficit balance in such Shareholder’s Adjusted Capital Account as quickly as possible; provided that an allocation pursuant to this Section 4.02(f) shall be made only if and to the extent that such Shareholder would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.02(f) were not in this Agreement. This Section 4.02(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g) If any Shareholder has a deficit balance in its Adjusted Capital Account at the end of any Fiscal Year or other taxable period, that Shareholder shall be specially allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 4.02(g) shall be made only if and to the extent that such Shareholder would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article IV have been tentatively made as if Section 4.02(f) and this Section 4.02(g) were not in this Agreement.

(h) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Shareholder in complete liquidation of such

Shareholder’s interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Shareholders in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Shareholder to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i) The allocations set forth in Sections 4.02(a) through 4.02(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Shareholders so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Shareholder should be equal to the net amount that would have been allocated to each such Shareholder if the Regulatory Allocations had not occurred. This Section 4.02(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(j) Items of income, gain, loss, deduction or credit resulting from a Covered Audit Adjustment shall be allocated to the Shareholders in accordance with the applicable provisions of the Partnership Tax Audit Rules.

SECTION 4.03 Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 4.03, each item of income, gain, loss, deduction and credit of the Company for U.S. federal income tax purposes shall be allocated among the Shareholders in the same manner as such item is allocated under Sections 4.01 and 4.02.

(b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Section 704(c) of the Code to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Shareholders to account for any such difference using the “traditional method with curative allocations,” with the curative allocations applied only to sale gain to the extent necessary to cause allocations to be reasonable under Treasury Regulations Section 1.704-3(a)(10), under Treasury Regulations Section 1.704-3(c) or such other method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.

(c) Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Shareholders who received the benefit of such deductions to the maximum extent permissible by Law, and (ii) recapture of grants or credits shall be allocated to the Shareholders in accordance with applicable Law.

(d) Tax credits of the Company shall be allocated among the Shareholders as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e) Allocations pursuant to this Section 4.03 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Shareholder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(f) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

SECTION 4.04 Other Allocation Rules.

(a) The Shareholders are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Shareholders hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b) The provisions regarding the establishment and maintenance for each Shareholder of a Capital Account as provided by Section 3.04 and the allocations set forth in Sections 4.01, 4.02 and 4.03 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Shareholders. If the Board determines, in its sole discretion, that the application of the provisions in Section 3.05, 4.01, 4.02 or 4.03 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Shareholders, the Board is authorized to make any appropriate adjustments to such provisions.

(c) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year or other taxable period during which each was recognized as the owner of such interest based on an “interim closing of the books” method under Section 706 of the Code.

(d) The Shareholders’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Shareholders on a pro rata basis, in accordance with the number of Shares owned by each Shareholder.

ARTICLE V

DISTRIBUTIONS

SECTION 5.01 Distributions.

(a) Distributions. To the extent permitted by applicable Law (including for the avoidance of doubt, the Act), the Company Articles and hereunder, and except as otherwise provided in Section 10.03, distributions to the holders of the Company Class A Shares (“Class A Distributions”) and the Company Class B Shares (“Class B Distributions”), respectively, may be declared by the General Meeting, subject to the approval of the Board, out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the General Meeting, upon proposal of the Board shall determine using such record date as the Board may designate, and any such distribution shall be made to the holders of the Company Class A Shares and the Company Class B Shares, respectively, as of the close of business on such record date. Except as otherwise set forth in this Article V, to the fullest extent permitted by applicable Law, any distributable amounts (whether in cash or in kind) shall be allocated between the Company Class A Shares and the Company Class B Shares consistent with the Company Articles (which the parties hereto agree is intended to be applied to the fullest extent permitted by applicable Law so that (i) Class A Distributions shall be funded by U.S. Operations and (ii) Class B Distributions shall be funded by Non-U.S. Operations). Any Class A Distributions shall be made on a pro rata basis in accordance with the number of Company Class A Shares owned by each Shareholder as of the close of business on such record date, and any Class B Distributions shall be made on a pro rata basis in accordance with the number of Company Class B Shares owned by each Shareholders as of the close of business on such record date (provided, in each case, that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 3.02(g) or the Exchange Agreement, and payments made in accordance with Article XI or Section 6.12, need not be on a pro rata basis); provided, however, that the General Meeting shall have the obligation to make distributions as set forth in Sections 5.02 and 10.03(b)(iii); and provided, further, that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Shareholder to the extent such distribution would render the Company insolvent or violate the Act or the Company Articles. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.01, the Board shall give notice to each Shareholder of the record date, the amount and the terms of the distribution and the payment date thereof.

(b) Successors. For purposes of determining the amount of distributions, each Shareholder shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Shareholder’s Shares.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement or the Company Articles, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the General Meeting. In the event of any Class A Distribution or Class B Distribution of (i) property in kind or (ii) both cash and property in kind, (y) each holder of Company Class A Shares shall be distributed its proportionate share of any such Class A Distribution so distributed and its proportionate share of any such property associated with U.S. Operations so distributed in kind (based on the Fair Market Value of such property) and (z) each holder of Company Class B Shares shall be distributed its proportionate share of any such Class B Distribution so distributed and its proportionate share of any such property associated with Non-U.S. Operations so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Shareholders, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.01(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Shareholder’s Capital Accounts in accordance with Sections 4.01 and 4.02.

SECTION 5.02 Tax-Related Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, make distributions out of legally available funds to holders of the Company Class A Shares and the Company Class B Shares, respectively, in accordance with Section 5.01 at such times and in such amounts as the General Meeting reasonably determines is necessary to cause a distribution to each such Shareholder sufficient to enable each such Shareholder to timely satisfy any and all Shareholder Tax-Related Liabilities and any required payments pursuant to the TRA.

SECTION 5.03 Distribution Upon Withdrawal. No withdrawing Shareholder shall be entitled to receive any distribution or the value of such Shareholder’s Interest as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

SECTION 5.04 Issuance of Additional Equity Securities. This Article V shall be subject to, and, to the extent necessary, amended to reflect, the issuance by the Company of any additional Equity Securities.

ARTICLE VI

BOARD, OFFICERS AND SHAREHOLDER CONSENT MATTERS

SECTION 6.01 Board.

(a) The property, affairs and business of the Company shall be managed by or under the direction of the Board, except as otherwise expressly provided in this Agreement and in accordance with applicable Law (including for the avoidance of doubt, the Act) and the Company Articles. The Board shall be made up of the number of natural Persons (who need not be Shareholders) (each, a “Director”) as specified in this Agreement. No Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement or as follows from the Act or the Company Articles.

(b) The Board shall be made up initially of [ ] Directors, which number of Directors may be modified by the General Meeting.

(c) The General Meeting shall appoint all Directors to the Board.

(d) Each Director shall hold such position until his or her successor is appointed, until his or her term of appointment has lapsed or until his or her earlier death, disability, resignation or removal by the General Meeting.

(e) The Board, by taking action in accordance with this Article VI, shall have the power, discretion and authority on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and to perform or authorize all acts which it may reasonably deem necessary or advisable in connection therewith, all in accordance with the Act and the Company Articles.

(f) Each Director shall serve without additional compensation from the Company. Each Director shall be entitled to reimbursement for reasonable and necessary out-of-pocket expenses incurred by such Director during the course of conducting the Company’s business.

(g) No Director (acting in his or her capacity as such) shall have any right or authority to act on behalf of or to bind the Company with respect to any matter except (i) pursuant to a resolution authorizing such action, which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement or (ii) as provided otherwise by or in the Company Articles.

(h) Each Director may authorize another natural Director to act for such Director by proxy at any meeting of the Board, or to express consent to or dissent from a Company action in writing without a meeting. A writing authorizing a Director to act for such Director as proxy, which has been executed by such Director shall be a valid means by which a Director may grant such authority.

SECTION 6.02 Removal and Resignation.

(a) PubCo, in its capacity of sole Shareholder with voting rights in the General Meeting, shall at all times have the exclusive right to remove, with or without cause, any Director, upon the giving of written notice to such Director and the Board.

(b) Any Director may resign by written notice to the Board. Unless otherwise specified therein, a Director’s resignation shall take effect upon delivery. Vacancies created on the Board resulting from the death, disability, resignation or removal of a Director shall be filled by PubCo, in its capacity of sole Shareholder with voting rights in the General Meeting, with such appointment to become effective immediately.

SECTION 6.03 Meetings of the Board.

(a) Meetings of the Board shall be held on at least an annual basis. Meetings of the Board may be called at any time by PubCo, the Board or any Director in accordance with the terms of this Section 6.03; provided that the Board may instead elect to act on any matters via unanimous written consent in lieu of a formal meeting. Meetings of the Board shall be held in the Netherlands at such place, date and time (subject to the first two sentences of this Section 6.03(a)) as the Board may reasonably designate; provided, the Board may determine to hold any such meeting by means of remote communication.

(b) Notice of a meeting of the Board or any committee thereof stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Director by telephone, electronic mail or facsimile no less than [ ] days before the date of the meeting. Notice of any meeting may be waived by any Director. Presence at the meeting shall constitute waiver of any deficiency of notice, except when such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

(c) The presence in person or representation of a number of Directors equal to a majority of the Directors entitled to vote shall constitute a quorum for the conduct of business at any meeting of the Board (a “Quorum”). If a Quorum shall not be present at any meeting of the Board, the Directors present shall adjourn the meeting and promptly give notice of when it will be reconvened.

(d) Subject to the Quorum requirement in Section 6.03(d), members of the Board may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear, and be heard by, one another.

(e) Each Director shall be entitled to cast one (1) vote with respect to each matter brought before the Board (or any committee thereof of which such Director is a member) for approval. Except as otherwise provided by this Agreement, the affirmative vote of a majority of the Directors in attendance or represented at any meeting at which a Quorum is present shall be required to authorize any action by the Board and shall constitute the action of the Board for all purposes.

(f) The Company’s secretary or, if they are not present, any natural Person whom PubCo may appoint, shall keep minutes of each meeting which shall reflect all actions taken by the Board thereat.

(g) The Board may establish other reasonable provisions and procedures relating to the governance of its meetings that are not in conflict with the terms of this Agreement.

SECTION 6.04 Action Without a Meeting. Notwithstanding Section 6.03, on any matter requiring an approval or consent of the Board under this Agreement, the Act or the Company Articles when a meeting of the Board under Section 6.03 is not feasible, practicable or desired, the Board or any committee thereof may take such action without a meeting, without notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors constituting the Board. Approval of any such action by email confirmation shall constitute consent in writing for purposes of this Section 6.04.

SECTION 6.05 Committees of the Board.

(a) The Board may designate one (1) or more committees (other than the Audit Committee as defined in the Company Articles), with each committee to consist of one (1) or more of the Directors, subject to the requirements set forth in this Section 6.05. Any committee, to the extent permitted by applicable Law and provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board when required.

(b) PubCo shall be entitled to appoint the Directors to each committee in its sole discretion.

(c) A majority of the members of any committee may determine its action and fix the time and place of its meetings, provided, however, that such meetings shall be held in the Netherlands and shall require the presence in person of a number of committee members equal to a majority of such committee to constitute a quorum for the conduct of business at any meeting of such committee. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 6.03(b).

SECTION 6.06 Required Shareholder Actions. Notwithstanding Section 6.01 or anything else to the contrary, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without first obtaining the affirmative written consent of (i) BH (so long as the aggregate equity ownership of BH and its Affiliates exceeds 10% of the Company’s issued and outstanding Shares) and (ii) Akastor (so long as the aggregate equity ownership of Akastor and its Affiliates exceeds 10% of the Company’s issued and outstanding Shares), amend or modify any provision of the Company Articles or constitutional documents of any Subsidiaries of the Company that hold individually or in the aggregate a material portion of the Company’s assets, nor waive any provision thereof, in each case in any way that would adversely affect the rights of BH, Akastor and their respective Affiliates with respect to results, reserves and distributions and other rights as set forth in Articles 1, 3, 11 and 12 of the Company Articles and corresponding provisions in the applicable Subsidiaries’ constitutional documents.

SECTION 6.07 Officers; Designation and Election of Officers; Duties. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board) who may be designated as officers of the Company, as and to the extent authorized by the Board (each, an “Officer” and collectively, the “Officers”), and shall designate a secretary, who shall, in addition to other duties customary for secretaries of corporations incorporated under Dutch law, carry out the functions assigned to the secretary of the Company in accordance with this Agreement. Any number of offices may be held by the same Person. In the Board’s reasonable discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the Netherlands or Shareholders. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them via power of attorney, registered at the Dutch Chamber of Commerce. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 6.08 Removal of Officers; Vacancies. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board or any authorized committee thereof. Vacancies may be filled by approval of the Board or any authorized committee thereof. Designation of any Person as an Officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

SECTION 6.09 Officers as Agents; Reliance by Third Parties.

(a) Actions of the Officers, to the extent of their powers set forth in this Agreement or in a resolution of the Board or authorized committee thereof and set forth in a power of attorney, registered at the Dutch Chamber of Commerce, taken in accordance with such powers shall bind the Company.

(b) Any Person dealing with the Company may rely upon a certificate signed by any Officer as to:

(i) the identity of any Shareholder, Director or Officer;

(ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by Shareholders, the Board or Officers or in any other manner germane to the affairs of the Company;

(iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company;

(iv) the authenticity of any copy of this Agreement and amendments hereto;

(v) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or, solely with respect to the activities of the Company, any Shareholder; and

(vi) the authority of the Board, any Officer, or any employee or agent of the Company.

SECTION 6.10 Maintenance of Insurance or Other Financial Arrangements. To the extent permitted by applicable Law, the Company (with the approval of the Board) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Shareholder, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

SECTION 6.11 Reclassification Events of PubCo. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement, unless immediately following the consummation of such Reclassification Event the Company is wholly-owned by PubCo (or its successor in such Reclassification Event) and its Affiliates.

SECTION 6.12 Certain Costs and Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company and its Subsidiaries (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company and its Subsidiaries) incurred in pursuing and conducting, or otherwise related to, the activities of the

Company and (b) in the sole discretion of the Sole Voting Shareholder, reimburse the Sole Voting Shareholder for any third party costs, fees or expenses incurred by it in connection with serving as the Sole Voting Shareholder. To the extent that the Board determines in its sole discretion that expenses of PubCo are related to the business and affairs of PubCo that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of PubCo or any other member of the PubCo Holdings Group), the Board may cause the Company to pay or bear all expenses of the PubCo Holdings Group, including costs of securities offerings not borne directly by Shareholders, board of directors compensation and meeting costs, costs of periodic reports to stockholders of PubCo, litigation costs, damages arising from litigation, accounting and legal costs and other general corporate and overhead expenses; provided that the Company shall not pay or bear any income tax obligations of any member of the PubCo Holdings Group or any obligations of any member of the PubCo Holdings Group pursuant to the TRA (but the Company shall be entitled to make distributions in respect of these obligations pursuant to Article V). For the avoidance of doubt, (a) any payments made to or on behalf of any member of the PubCo Holdings Group pursuant to this Section 6.12 shall not be treated as a distribution pursuant to Section 5.01(a) but shall instead be treated as an expense of the Company, and (b) distributions under this Section 6.12 may not be used to pay or facilitate dividends or distributions on PubCo Class A Shares.

ARTICLE VII

ROLE OF SHAREHOLDERS

SECTION 7.01 Rights or Powers. The Shareholders, acting solely in their capacity as Shareholders, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Shareholders have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act and the Company Articles. A Shareholder, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Shareholder or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Shareholder (other than the Sole Voting Shareholder) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Shareholder. Except as specifically provided herein, a Shareholder (other than the Sole Voting Shareholder) shall not, in its capacity as a Shareholder, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

SECTION 7.02 Voting.

(a) Meetings of the Shareholders may be called upon the written request directed to the Board of the Sole Voting Shareholder or any Shareholder(s) individually or jointly holding at least 1% of the issued share capital, collectively or by the Board. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given by the Board to all Shareholders not less than eight days (unless waived by each Shareholder) and not more than 30 days prior to the date of such meeting. Holders of the Company Voting Shares may vote in person, by proxy or by telephone at any meeting of the Shareholders and may waive advance notice of such meeting. Whenever the vote or consent of Shareholders is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Shareholders or may be given in accordance with the procedure prescribed in this Section 7.02. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Shareholders holding a majority of the outstanding Company Voting Shares, voting as a one class, shall constitute the act of the Shareholders.

(b) Each Shareholder may authorize any Person or Persons to act for it by proxy on all matters in which such Shareholder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Shareholder or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it.

(c) Each meeting of Shareholders shall be conducted by an Officer designated by the Sole Voting Shareholder or such other individual Person as the Sole Voting Shareholder deems appropriate.

(d) Any action required or permitted to be taken by the Shareholders may be taken without a meeting if the requisite Shareholders whose approval is necessary consent thereto in writing.

SECTION 7.03 Corporate Opportunity.

(a) Subject to Section 7.03(b), to the fullest extent permitted by Law, no Shareholder shall have any duty to refrain from (1) engaging in the same or similar activities or lines of business in which the Company is engaging or proposes to engage, (2) doing business with any client, customer or vendor of the Company, or (3) otherwise competing, directly or indirectly, with the Company or any Affiliated Company, and (except as provided in Section 7.03(b)) none of the Shareholders or any officer, director and/or employee thereof shall, to the fullest extent permitted by law, be deemed to have breached its fiduciary duties, if any, to the Company solely by reason of such Shareholders’ engaging in any such activity. Except as otherwise agreed in writing between the Company and the applicable Shareholder, in the event that a Shareholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and such Shareholder, such Shareholder shall to the fullest extent permitted by Law have fully satisfied and fulfilled its fiduciary duty with respect to such corporate opportunity, and the Company to the fullest extent permitted by Law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any Affiliated Company thereof, if such Shareholder acts in a manner consistent with the following policy: if such Shareholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and such Shareholder, such corporate opportunity shall belong to such Shareholder unless such opportunity was expressly offered to such Shareholder in its capacity as a shareholder of the Company. In the case of any corporate opportunity in which the Company has renounced its interest and expectancy in the previous sentence, such Shareholder shall to the fullest extent permitted by law not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that such Shareholder acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to the Company.

(b) Except as otherwise agreed in writing between the Company and the applicable Shareholder, in the event that a Director and/or Officer of the Company who is also a director, officer and/or employee of such Shareholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and such Shareholder, such director and/or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Company to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any Affiliated Company thereof, if such director and/or officer acts in a manner consistent with the following policy:

(i) such a corporate opportunity offered to any person who is a Director but not an Officer or employee of the Company and who is also a director, officer and/or employee of such Shareholder shall belong to the Company only if such opportunity is expressly offered to such person in his or her capacity as a director of the Company and otherwise shall belong to such Shareholder; and

(ii) such a corporate opportunity offered to any person who is an Officer or employee of the Company (but not a Director of the Company) and who is also a director, officer and/or employee of a Shareholder shall belong to the Company unless such opportunity is expressly offered to such person in his or her capacity as a director, officer and/or employee of such Shareholder, in which case such opportunity shall belong to such Shareholder.

(c) For purposes of this Section 7.03, (1) “Affiliated Company,” in respect of the Company, shall mean any entity controlled by PubCo and (2) “corporate opportunities” shall include, but not be limited to, business opportunities that the PubCo Holdings Group is financially able to undertake, which are, from their nature, in the line of the PubCo Holdings Group’s business, are of practical advantage to it and are ones in which the PubCo Holdings Group, but for subsections (a) and (b) of this Section 7.03, would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Shareholder or its directors, officers and/or employees will be brought into conflict with that of the PubCo Holdings Group.

ARTICLE VIII

TRANSFERS OF INTERESTS

SECTION 8.01 Restrictions on Transfer.

(a) Except as provided in the Exchange Agreement, no Shareholder shall Transfer all or any portion of its Interest (including any Shares or other Equity Securities in the Company) without the Board’s prior written consent, which consent shall be granted or withheld in the Board’s sole discretion. If, notwithstanding the provisions of this Section 8.01(a), all or any portion of a Shareholder’s Interests are Transferred in violation of this Article VIII, involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Shareholder or be entitled to any rights as a Shareholder hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Board consents in writing to such Transfer, which consent shall be granted or withheld in the Board’s sole discretion. Any attempted or purported Transfer of all or a portion of a Shareholder’s Interests in violation of this Section 8.01(a) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; provided that in no circumstance (except as contemplated in the Exchange Agreement) may PubCo Class B Shares be Transferred unless a corresponding number of Non-Voting Class A Shares (or a corresponding number of Mercury US shares if the Hybrid Exchange Option has previously been exercised) and Non-Voting Class B Shares, respectively, are Transferred to the same Person, and in no circumstance may Non-Voting Class A Shares and Non-Voting Class B Shares be Transferred unless a corresponding number of PubCo Class B Shares are also Transferred to the same Person.

(b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, in no event may any Transfer or assignment of Interests (including any Shares or other Equity Securities in the Company) by any Shareholder be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if the Board determines that such Transfer (A) would be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would present an undue risk that the Company be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise become taxable as a corporation under the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or Equity Securities issued upon any exchange of such Interests or Equity Securities, pursuant to any applicable federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940 or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any attempted or purported Transfer of all or a portion of a Shareholder’s Interests in violation of this Section 8.01(b) shall be null and void and of no force or effect whatsoever.

SECTION 8.02 Notice of Transfer.

(a) Other than in connection with Transfers made pursuant to the Exchange Agreement, each Shareholder shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

(b) A Shareholder making a Transfer (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.13 of the Exchange Agreement) permitted by this Agreement shall, unless otherwise determined by the Board, (i) at least five (5) Business Days before such Transfer, deliver to the Company an affidavit of non-foreign status with respect to such Shareholder that satisfies the requirements of Section 1446(f)(2) of the Code or other documentation establishing a valid exemption from withholding pursuant to Section 1446(f) of the Code or (ii) contemporaneously with the Transfer, cause the Transferee to properly withhold and remit to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code (and provide evidence to the Company of such withholding and remittance promptly thereafter).

SECTION 8.03 Transferee Shareholders. A Transferee of Interests (including any Shares or other Equity Securities in the Company) pursuant to this Article VIII shall have the right to become a Shareholder only if (a) the requirements of this Article VIII are met, (b) such Transferee executes an instrument reasonably satisfactory to the Board agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (c) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws and such other reasonable representations as reasonably requested by the Board, (d) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of all or a portion of a Shareholder’s Interest, whether or not consummated and (e) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Board agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Shareholder’s Interest. Unless agreed to in writing by the Board, the admission of a Shareholder shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Shareholder or to the Company under this Agreement or any other contract between the Sole Voting Shareholder, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Shareholder shall be sent promptly by the Company to each remaining Shareholder.

SECTION 8.04 Legend. Each certificate representing a Share, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR NON-U.S. SECURITIES LAWS. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IS RESTRICTED AS PROVIDED IN PARTNERSHIP AGREEMENT OF HMH HOLDING B.V.”

ARTICLE IX

ACCOUNTING; CERTAIN TAX MATTERS

SECTION 9.01 Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, shall set aside on its books all such proper accruals and reserves as shall be required under GAAP, and to the extent inconsistent therewith, in accordance with this Agreement. All questions of accounting shall be determined by the Board, or a committee or Officer authorized by the Board to make such determination.

SECTION 9.02 Tax Elections.

(a) The Company and any eligible Subsidiary shall make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any similar provisions of applicable U.S. state or local law) for the taxable year of the Company that includes the date hereof and shall not thereafter revoke such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns, if permitted under the Code or applicable Law:

(i) an election to adopt the calendar year as the Company’s Fiscal Year;

(ii) an election to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii) except where the Board elects to apply Section 9.05(e), an election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax law, if applicable (including, for the avoidance of doubt, making a “push out” election with respect to taxes attributable to a tax period ending on or before the date hereof); and

(iv) except as otherwise provided herein, any other election the Board may deem appropriate and in the best interests of the Company.

(b) Upon request of the Board, each Shareholder shall cooperate in Good Faith with the Company in connection with the Company’s efforts to make any election pursuant to this Section 9.02.

SECTION 9.03 Tax Returns; Information. The Board shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Board shall use commercially reasonable efforts to prepare and mail, deliver by facsimile, e-mail or other electronic means or otherwise furnish to each Shareholder (and each other person that was a shareholder in such Fiscal Year or other taxable period), (x) timely information for purposes of permitting such Shareholder (or such other Person) to make payments of estimated taxes as may be required by applicable Law and determine the relative value of any Non-Voting Class A Shares and Non-Voting Class B Shares surrendered pursuant to the Exchange Agreement, and (y) as soon as practicable after the end of each Fiscal Year or other taxable period of the

Company and no later than June 30 after the end of each such Fiscal Year or other taxable period (A) final versions of return and statement, together with any schedules (including U.S. Internal Revenue Service Schedule K-1 (Form 1065)) or any successor schedule or form (“Schedule K-1”), U.S. Internal Revenue Service Schedule K-3 (Form 1065), or any successor schedule or form (“Schedule K-3”), and (B) any other information that a Shareholder may require in connection with such Shareholder’s (or its direct or indirect owner’s) own tax affairs. If the Company has not issued a final Schedule K-1 within 75 days after the end of a Fiscal Year or other taxable period of the Company to each Shareholder during such Fiscal Year or other taxable period, the Company shall deliver or cause to be delivered, no later than 75 days after the end of such Fiscal Year or other taxable period, to each Shareholder during such Fiscal Year or other taxable period, a reasonable estimate of the information to be included on such final Schedule K-1 and Schedule K-3. The Shareholders agree to (a) take all actions reasonably requested by the Company or the Company Representative to comply with the Partnership Tax Audit Rules, including where applicable, filing amended returns as provided in Sections 6225 or 6226 of the Code and providing confirmation thereof to the Company Representative and (b) furnish to the Company (i) all reasonably requested certificates or statements relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be prepared and timely filed.

SECTION 9.04 Certain Tax Matters.

(a) The Sole Voting Shareholder is specially authorized and appointed to act as the Company Representative and to designate a “designated individual” in accordance with the Partnership Tax Audit Rules. The Company and the Shareholders (including any Shareholder designated as the Company Representative prior to the date hereof) shall cooperate fully with each other and shall use reasonable best efforts to cause the Sole Voting Shareholder (or any other Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d).

(b) In acting as Company Representative, the Sole Voting Shareholder shall act, or shall act to cause the Company to act, to the maximum extent possible, to cause income, gain, loss, deduction and credit of the Company, and adjustments thereto, to be allocated or borne by the Shareholders in the same manner as such items or adjustments would have been borne if the Company could have effectively made an election under Section 6221(b) of the Code (commonly known as the “election out”) or similar state or local provision with respect to the taxable period at issue. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative.

(c) The Company shall reimburse and indemnify the Company Representative, from and against any costs, expenses or losses attributable to or arising from any action (or failure to take any action) by each of the Company Representative in its capacity as such, subject to the standards and in the manner set forth in Article XI.

(d) Subject to Section 9.04(e), the Company Representative is authorized to take any action (or omit to take an action) permitted to be taken (or not to be taken) under the Partnership Tax Audit Rules. Such actions include: making any election available under the Partnership Tax Audit Rules, entering into a settlement agreement with a tax authority, extending any statute of limitations related to income taxes, proposing any modification, and deciding whether and where to litigate any claim governed by the Partnership Tax Audit Rules.

(e) Prior to taking any material action or making any material decision relating to the Partnership Tax Audit Rules, the Company Representative shall consult in good faith with the Shareholders and use commercially reasonable efforts to take into account any reasonable suggestions or requests made by the Shareholders with respect to such action or decision. In the event of any examinations of the affairs of the Company or any of its Subsidiaries by tax authorities, including resulting administrative and judicial proceedings, the Company Representative shall promptly provide each Shareholder a written notice informing the Shareholders that the Company or any of its Subsidiaries, as applicable, is the subject of an examination by a tax authority with respect to a material tax return or that could result in a material amount of taxes (including taxes imposed on Shareholders), shall keep each Shareholder reasonably informed of material developments relating to such examination and not settle such examination, to the extent relating to a matter that could reasonably be expected to have an adverse effect on any Shareholder that is material and disproportionate as to its effect on other Shareholders or their Affiliates, without the consent of such adversely affected Shareholder, which consent shall not be unreasonably withheld or delayed.

(f) In addition to the actions permitted to be taken pursuant to Section 9.04(d) (and subject to Section 9.04(e), (i) the Company Representative is authorized to take any action in furtherance of the actions permitted to be taken under Section 9.04(d) (including hiring advisors and making the requests contemplated by Section 9.04(g)) and (ii) if the Company is otherwise required to pay an “imputed underpayment” under the Partnership Tax Audit Rules for any Fiscal Year or other taxable period of the Company, the Company Representative for such Fiscal Year or other taxable period shall make an election under Section 6226 of the Code with respect to such imputed underpayment to the full extent permitted by the Partnership Tax Audit Rules. If no such election is available under the Partnership Tax Audit Rules, the Company Representative shall determine in good faith the portion (if any) of such imputed underpayment (together with any associated interest and penalties) that is attributable to each Relevant Shareholder (as defined herein). The Relevant Shareholder to which an imputed underpayment is attributed shall timely notify the Company Representative in writing if it disagrees with the attribution of such imputed underpayment and set forth in reasonable detail the basis for such disagreement. After delivery of such written notice, the Relevant Shareholder and Company Representative shall use commercially reasonable efforts to resolve the dispute. If the Relevant Shareholder and the Company Representative are unable to resolve such dispute no later than ten (10) days from such notice, the disputed imputed underpayment attribution shall be submitted to an accounting firm of national reputation acceptable to the Sole Voting Shareholder.

(g) Each Person who owns (or owned) an interest in the Company during a Fiscal Year or other taxable period of the Company (a “Relevant Shareholder”) shall (i) cooperate with the Company Representative, (ii) provide tax and other information reasonably requested by a Company Representative, (iii) execute, certify, acknowledge and deliver such documents and certifications as may be reasonably requested by a Company Representative, (iv) do or refrain from doing any or all things reasonably requested by a Company Representative in connection with any tax proceeding (including any audit, examination or investigation) involving a Fiscal Year or other taxable period of the Company that is governed by the Partnership Tax Audit Rules, (v) keep the Company Representative reasonably informed of each material development with respect to any tax matter relating to or affecting the Company or any of its Subsidiaries, to the extent that the Company Representative could not reasonably be expected to be aware of such matters, and make related documents available upon request to the Company Representatives before submission to any tax authority or court, and (vi) take any action reasonably requested by the Company Representative (or refrain from taking action so requested) in order to satisfy any requirement under the Partnership Tax Audit Rules, including taking into account any allocation or adjustment of taxes, interest and penalties determined by the Company Representatives under the Partnership Tax Audit Rules, including, in each case, in connection with (x) a modification of any proposed “imputed underpayment” under the Partnership Tax Audit Rules (including the “pull-in” procedure) or (y) an election under Section 6226 of the Code. The Company Representative shall keep any such information confidential, it being understood that such information may be provided to a taxing or judicial authority to the extent required by applicable Law and to advisors, acting under obligation under applicable Law or rules of professional conduct to keep such information confidential to the extent provided by applicable Law or such rules, hired by the Company Representative.

(h) Each Relevant Shareholder shall notify the Company Representative in a timely manner of any intention to file a notice of inconsistent treatment under Section 6222 of the Code.

(i) It is the intention of the Company to be treated as a partnership for U.S. federal income tax purposes. The Company intends that, to the extent practicable, each of its eligible Subsidiaries (other than non-U.S. Subsidiaries contributed by Akastor that are treated as corporations for U.S. federal income tax purposes as of immediately prior to the closing date of the IPO) will be treated as a partnership or as a disregarded entity for U.S. federal income tax purposes. References in this Section 9.04 (other than this Section 9.04(i)) to the “Company” shall include (i) any Subsidiary of the Company that is treated as a partnership or, to the extent applicable, an entity disregarded as separate from the Company or as separate from a Subsidiary of the Company that is treated as a partnership, for U.S. federal income tax purposes and (ii) any entity or arrangement that is treated as a continuation of the Company for U.S. federal income tax purposes.

(j) Each Shareholder shall use commercially reasonable efforts to obtain and supply to the Company such information, documentation, waivers, certificates and representations relating to the Shareholder (or its direct or indirect owners, including but not limited to beneficial owners or account holders) as the Company may reasonably request from time to time (in each case, subject to at least 14 (fourteen) days’ notice):

(i) in order for the Company, any other member of the PubCo Holdings Group and the Relevant Shareholders to comply with all applicable legal, regulatory or reporting requirements, or in relation to any actual or potential tax relating to the Company or any Shareholder, or otherwise; or

(ii) to enable the Company to make such filings, reports or elections properly and promptly in respect of or on behalf of the Company as it may deem desirable or as may be requested or required by applicable Law or any regulatory authority or tax authority in any jurisdiction, in which case the Company may, except as contemplated otherwise by this Section 9.04, to the extent that it reasonably considers it to be necessary or prudent having regard to the interests of the Company or the Shareholders generally, take any action, including disclosure of any such information, documentation, waivers, certificates or representations to any relevant Governmental Entity or any other Person obligated to withhold tax in connection with the Company with a view of enabling a Relevant Shareholder (or its representatives or agents, as the case may be) to comply with the above mentioned requirements, including where these are to assist in obtaining any exemption, reduction or refund of any withholding tax (in accordance with Section 4.2(c)) or any deduction, relief or exemption for income tax purposes.

(k) Upon the request of BH, the Company shall use commercially reasonable efforts to take such actions (including making any tax elections or other tax filings) as are reasonably required to cause BH to obtain an increase in its adjusted tax basis in its partnership interest in the Company for U.S. federal income tax purposes, with respect to income inclusions under Section 951 or Section 951A of the Code attributable to any Subsidiary of the Company that is or was a “controlled foreign corporation” within the meaning of Section 957 of the Code, effective prior to any sale of the Company; provided that such actions would not reasonably be expected to have any non-de minimis adverse consequences to the Company, the Shareholders or their respective Affiliates. To the extent that BH has not obtained such increase in tax basis (whether because the actions described in the immediately preceding sentence are unavailable or otherwise), the Company shall, prior to and in connection with any sale of the Company, use commercially reasonable efforts to cause each such Subsidiary to make distributions to the Company to the extent of amounts described in Section 959(a) of the Code; provided that such distributions would not reasonably be expected to have any non-de minimis adverse consequences to the Company, the Shareholders or their respective Affiliates.

(l) The Company and the Shareholders acknowledge that the Company is subject to different tax treatments in varying jurisdictions, including but not limited to being treated as a partnership for U.S. federal income tax purposes and as a resident taxpayer for Dutch corporate income tax purposes. The Company and the Shareholders agree to take into account and to use commercially reasonable efforts to mitigate any adverse tax consequences that may arise as a result of or in connection with any transactions or payments between the Company and the Shareholders or their respective Affiliates, and which tax consequences relate to or are otherwise connected with the Company’s different tax treatments, including but not limited to anti-hybrid rules and similar tax provisions in relevant jurisdictions.

(m) The rights and obligations of a Shareholder under this Section 9.04 shall survive any Transfer of an interest by such Shareholder and any liquidation of the Company.

SECTION 9.05 Withholding Tax Payments and Obligations.

(a) Withholding Tax Payments. Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable rule, regulation or Law, and each Shareholder hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Shareholder, any amount of U.S. federal, state, local or non-U.S. taxes that the Board determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Shareholder pursuant to this Agreement.

(b) Other Tax Payments. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Board reasonably determines that such tax (including any Company Level Tax) specifically relates to one or more particular Shareholders, such tax shall be treated as an amount of tax withheld or paid with respect to such Shareholder pursuant to this Section 9.05. Any determinations made by the Board in accordance with this Section 9.05 shall be binding on the Shareholders.

(c) Tax Contribution and Indemnity Obligation. Any amounts withheld or paid by the Company with respect to a Shareholder pursuant to Section 9.05(a) or (b) (other than the payment of Company Level Taxes) shall be offset against any distributions to which such Shareholder is entitled concurrently with such withholding or payment (a “Tax Offset”); provided that the reduction in the amount of any distribution as a result of a Tax Offset shall be treated as having been distributed to such Shareholder pursuant to Section 5.01 or Section 10.03(b)(iii) at the time such Tax Offset is made. To the extent that (i) the amount of such Tax Offset exceeds the distributions to which such Shareholder is entitled concurrently with such withholding or payment (an “Excess Tax Amount”) or (ii) there is a payment of Company Level Taxes relating to a Shareholder under Section 9.05(b), the amount of such (A) Excess Tax Amount or (B) Company Level Taxes, as applicable, shall, upon notification to such Shareholder by the Board, give rise to an obligation of such Shareholder to make a capital contribution to the Company (a “Tax Contribution Obligation”), which Tax Contribution Obligation shall be immediately due and payable. If a Shareholder defaults with respect to its Tax Contribution Obligation, the Company shall be entitled to offset the amount of a Shareholder’s Tax Contribution Obligation against distributions to which such Shareholder would otherwise be subsequently entitled until the full amount of such Tax Contribution Obligation has been contributed to the Company or has been recovered through offset against distributions and, for the avoidance of doubt, any such offset shall be treated as distributed to such Shareholder pursuant to Section 5.01 or Section 10.03(b), as applicable, at the time such offset is made.

(d) Continued Obligations of Former Shareholders. Any Person who ceases to be a Shareholder shall be deemed to be a Shareholder solely for purposes of this Section 9.05, and the obligations of a Shareholder pursuant to this Section 9.05 shall survive until 30 days after the closing of the applicable statute of limitations on assessment with respect to the taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Shareholder; provided, that if the Board determines in its sole discretion that seeking indemnification for Company Level Taxes from a former Shareholder is not practicable, or that seeking such indemnification has failed, then, in either case, the Sole Voting Shareholder may (i) recover any liability for Company Level Taxes from the substituted Shareholder that acquired directly or indirectly the applicable interest in the Company from such former Shareholder or (ii) treat such liability for Company Level Taxes as a Company expense.

(e) Board Discretion Regarding Recovery of Taxes. Notwithstanding the foregoing, the Board may choose not to recover an amount of Company Level Taxes or other taxes withheld or paid with respect to a Shareholder under this Section 9.05 to the extent that there are no distributions to which such Shareholder is entitled that may be offset by such amounts, if the Board determines, in Good Faith, that such a decision would be in the best interests of the Shareholders (e.g., where the cost of recovering the amount of taxes withheld or paid with respect to such Shareholder is not justified in light of the amount that may be recovered from such Shareholder).

SECTION 9.06 Contributed Deferred Tax Assets. The Shareholders and the Company agree that, for purposes of applying Section 8.03(e) of the Transaction Agreement entered into between BH and Akastor ASA on March 2, 2021 (the “Transaction Agreement”), the following rules shall apply (and, to the extent inconsistent with Section 8.03(e) or any other provision of the Transaction Agreement, shall constitute an amendment of such agreement pursuant to Section 13.02(a) thereof):

(a) Relevance of Share Transfers. A transfer of Shares by Bear (as defined in the Transaction Agreement) is relevant only for purposes of determining whether the Company has a continuing obligation to report the use of Bear Contributed Deferred Tax Assets (as defined in the Transaction Agreement) on any DTA Tax Benefit Statement (as defined in the Transaction Agreement) with respect to a taxable period ending after such transfer, and a transfer of shares of the Company by Titan (as defined in the Transaction Agreement) is relevant only for purposes of determining whether the Company has a continuing obligation to report the use of Titan Contributed Deferred Tax Assets (as defined in the Transaction Agreement) on any DTA Tax Benefit Statement (as defined in the Transaction Agreement) with respect to a taxable period ending after such transfer.

(b) Share Ownership Threshold. The Company’s obligation to report the use of Bear Contributed Deferred Tax Assets (as defined in the Transaction Agreement) on a DTA Tax Benefit Statement (as defined in the Transaction Agreement) for a taxable year shall cease with the last taxable year ending before the taxable year in which Bear (as defined in the Transaction Agreement) ceases to own at least [ ] Shares, and the Company’s obligation to report the use of Titan Contributed Deferred Tax Assets (as defined in the Transaction Agreement) on a DTA Tax Benefit Statement (as defined in the Transaction Agreement) for a taxable year shall cease with the last taxable year ending before the taxable year in which Titan (as defined in the Transaction Agreement) ceases to own at least [ ] Shares.

(c) Transfer of Shares in Accordance with Existing Shareholders’ Agreement. A determination of whether a transfer of Shares is in accordance with the Existing Shareholders’ Agreement will be made solely by reference to whether such transfer is in accordance with Article VIII of this Agreement and without regard to whether or not such transfer is made to a Permitted Transferee (as defined in the Existing Shareholders Agreement).

ARTICLE X

DISSOLUTION AND TERMINATION

SECTION 10.01 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(a) the sale of all or substantially all of the assets of the Company; and

(b) the determination of the General Meeting to dissolve, wind up and liquidate the Company.

The Shareholders hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Shareholder shall seek a dissolution of the Company, under Section 101.154 of the Act or otherwise, other than based on the matters set forth in clauses (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Shareholders hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.01(b), the relative economic rights of each class of Shares immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Shareholders pursuant to Section 10.03 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Shares, holders of a majority of the Shares of such class consent in writing to a treatment other than as described above.

SECTION 10.02 Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Shareholder shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Shareholder or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Shareholder shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or similar Proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Shareholder or with respect to all or any substantial part of its property without the application or consent of that Shareholder, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar Proceedings shall be instituted (by petition, application or otherwise) against that Shareholder and shall remain undismissed for a period of 90 consecutive days.

SECTION 10.03 Procedure.

(a) In the event of the dissolution of the Company for any reason, the Sole Voting Shareholder or such other Person as is designated by the General Meeting (the “Winding-Up Shareholder”) shall commence to wind up the affairs of the Company and, subject to Section 10.04, the Winding-Up Shareholder shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the property of the Company or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Shareholders shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Sole Voting Shareholder or the Winding-Up Shareholder, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b) Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i) first, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Shareholders), in the order of priority as provided by Law, except any obligations to the Shareholders in respect of their Capital Accounts;

(ii) second, to set up such cash reserves that the Sole Voting Shareholder reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.03(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii) below); and

(iii) third, the balance to the Shareholders, with (A) the assets from U.S. Operations distributed pro rata to the holders of the Company Class A Shares in accordance with the number of Company Class A Shares owned by each Shareholder and (B) the assets from Non-U.S. Operations distributed pro rata to the holders of the Company Class B Shares in accordance with the number of Company Class B Shares owned by each Shareholder.

(c) No Shareholder shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Sole Voting Shareholder or the Winding-Up Shareholder, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

SECTION 10.04 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Winding-Up Shareholder shall use reasonable best efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 10.03; provided, however, that, if, in the Good Faith judgment of the Winding-Up

Shareholder, a Company asset should not be liquidated, the Winding-Up Shareholder shall distribute such asset, on the basis of its fair market value (determined in Good Faith by the Winding-Up Shareholder), in accordance with Section 10.03, subject to the priorities set forth in Section 10.03; and provided, further, however, that the Winding-Up Shareholder shall in Good Faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 10.03(b). Each Shareholder irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

SECTION 10.05 Claims of Shareholders. The Shareholders shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Shareholders and former Shareholders shall have no recourse against the Company, any Director, any other Shareholder or any Affiliates of any Shareholder. No Shareholder shall have any obligation to make any Capital Contributions with respect to such insufficiency, and such insufficiency shall not be considered a debt owed to the Company or to any other Person.

SECTION 10.06 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 10.01, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Shareholders and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

SECTION 10.07 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

SECTION 10.08 No Deficit Restoration Obligation. No Shareholder shall be liable to the Company or to any other Shareholder for any negative balance outstanding in each such Shareholder’s Capital Account, whether such negative Capital Account results from the allocation of losses or other items of deduction and loss to such Shareholder or from distributions to such Shareholder, and such Shareholder shall not have any obligation to make any contribution to the capital of the Company with respect to such deficit and such deficit shall not be considered a debt owed to the Company or, except as required by the Act, to any other Person for any purpose whatsoever.

ARTICLE XI

EXCULPATION AND INDEMNIFICATION

SECTION 11.01 Fiduciary Duties.

(a) Notwithstanding any duty otherwise existing under applicable Law or in equity, to the fullest extent permitted by applicable Law and except as expressly contemplated by this Agreement, no Shareholder shall have any duty (including any fiduciary duty) otherwise applicable at applicable Law or in equity to the Company or to any other Person with respect to or in connection with the Company or the Company’s business or affairs, and, except as otherwise expressly provided in this Agreement, with respect to any vote, consent or approval at any meeting of the Shareholders or otherwise under this Agreement, each Shareholder may grant or withhold such vote, consent or approval in its sole and absolute discretion. Except to the extent that a particular provision in this Agreement establishes a different standard, process, right or duty (including Section 11.01(b)), the Officers of the Company shall owe such fiduciary duties to the Company and the Shareholders as shall exist from time to time under the Act.

(b) In performing his or her duties, each Shareholder, Director or Officer shall be entitled to rely in Good Faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Shareholders pursuant to Article V might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board; or any other Person who has been selected by or on behalf of the Company, or the Board, in each case, as to matters which such Shareholder, Director or Officer reasonably believes to be within such other Person’s competence. Neither the amendment nor repeal of this Section 11.01, nor the adoption of any other provision to this Agreement, nor, to the fullest extent permitted by the Act, the Company Articles or any modification of applicable Law, shall eliminate or reduce the effect of this Section 11.01 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

SECTION 11.02 Exculpation.

(a) To the fullest extent permitted by applicable Law, no Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Shareholder, Director, or Officer of the Company or any of its Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) shall be liable to the Company or its Subsidiaries or to any other Person that is a party hereto or is otherwise bound hereby for any act or failure to act with respect to or in connection with the Company or the Company’s business or affairs (without prejudice to rights and remedies available for breaches of this Agreement, in accordance with the terms of this Agreement, if applicable), except in the case of bad faith, willful misconduct or breach of this Agreement or the Act.

(b) Notwithstanding the foregoing, other than in the case of bad faith or willful misconduct, no Indemnified Party shall have any liability hereunder for any punitive damages or any damages that are not reasonably foreseeable.

(c) The Company shall also have the power to exculpate, to the same extent set forth in this Section 11.02, employees of the Company or its Subsidiaries who are not Indemnified Parties and agents of the Company or its Subsidiaries.

SECTION 11.03 Indemnification.

(a) Each Person (and the heirs, executors or administrators of such Person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was an Indemnified Party, in each case, acting in their capacities as such, and such action, suit or proceeding relates to an act or omission of such Indemnified Party acting in its capacity as such, shall, except to the extent caused by such Person’s bad faith or willful misconduct, be indemnified and held harmless by the Company to the fullest extent permitted by applicable Law (including indemnification for acts or omissions constituting negligence, gross negligence or breach of duty), provided, however, that the foregoing indemnification shall not be available to a Shareholder or its Affiliates in the case of an action, suit or proceeding brought by a Shareholder or any other party to this Agreement against such Shareholder or its Affiliates.

(b) The right to indemnification conferred in this Section 11.03 shall also include the right to be paid by the Company the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent authorized by the applicable Laws of the Netherlands, provided, however, that the payment of such expenses in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the applicable Indemnified Party to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified under this Section 11.03 or otherwise.

(c) The rights to indemnification and advancement conferred in this Section 11.03 constitute contract rights.

(d) Notwithstanding the foregoing provisions of this Section 11.03, the Company shall indemnify an Indemnified Party in connection with a proceeding (or part thereof) initiated by such Indemnified Party only if such proceeding (or part thereof) was authorized by the Board, provided, however, that an Indemnified Party shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Party to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 11.03 to the extent that the Indemnified Party is successful on the merits in such proceeding (or part thereof).

(e) The Company shall also have the power to indemnify and hold harmless, to the same extent set forth in this Section 11.03, employees of the Company or its Subsidiaries who are not Indemnified Parties and agents of the Company or its Subsidiaries.

(f) The Company and the Shareholders hereby acknowledge that each Indemnified Party may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Person other than the Company and any of its direct or indirect Subsidiaries (such Persons, collectively, the “Secondary Indemnitors”). The Company and the Shareholders hereby agree and acknowledge that the Company is the indemnitor of first resort with respect to the Indemnified Parties in connection with their rights to indemnification and advancement of expenses set forth in this Section 11.03 (i.e., the Company’s obligations to the Indemnified Parties are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide insurance or indemnification for the same expenses or liabilities incurred by the Indemnified Parties are secondary). The Company and the Shareholders further agree that no payment by the Secondary Indemnitors on behalf of the Indemnified Parties with respect to any claim for which the Indemnified Parties are entitled to indemnification or advancement from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such payment to all of the rights of recovery of the Shareholders in their capacities as Indemnified Parties against the Company.

(g) The Company may, by action of the Board, provide indemnification to such officers, employees and agents of the Company or other Persons who are or were serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as the Board shall reasonably determine to be appropriate.

SECTION 11.04 Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Article XI shall survive the termination, voluntary or involuntary, of the status of a Shareholder as such, the termination, voluntary or involuntary, of the status of any Indemnified Party or other Person as to whom the provisions of this Article XI apply as such and the termination of this Agreement or dissolution of the Company.

SECTION 11.05 Entry Into Force. The provisions of this Article XI shall be applicable to any action, suit or proceeding commenced after the date of this Agreement against any Indemnified Party arising from any act or omission of such Indemnified Party acting in its capacity as such, whether occurring before or after the date of this Agreement. No amendment to or repeal of this Article XI, or, to the fullest extent permitted by applicable Law, any amendment of applicable Law, shall have any effect on the rights provided under this Article XI with respect to any act or omission occurring prior to such amendment or repeal.

SECTION 11.06 No Exclusivity. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article XI on the Board shall not be exclusive of any other rights to which any Person may be entitled (including under a separate indemnification agreement for each of the Directors), including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such Person under the provisions of this Article XI. Such rights shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements or other arrangements (including creation of trust funds or security interests funded by letters of credit or other means) reasonably approved by the Board (whether or not any of the Shareholders, Directors or Officers shall be a party to or beneficiary of any such agreements or arrangements), provided, however, that any provision of such agreements or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article XI or applicable Law.

SECTION 11.07 Assets for Indemnification. Any indemnity under this Article XI shall be provided solely out of, and only to the extent of, the Company’s assets, and no Shareholder shall be required directly to indemnify any Indemnified Party pursuant to this Article XI.

SECTION 11.08 Covered Parties. None of the provisions of this Article XI shall be deemed to create any rights in favor of any Person other than Indemnified Parties and any other Person to whom the provisions of this Article XI expressly apply.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to HMH Holding Inc. or HMH Holding B.V.:

HMH Holding B.V.

3300 North Sam Houston Parkway East

Houston, TX 77032

Attention: Dwight Rettig

Email: [***]

With copies (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

Attention: James Marshall

Email: [***]

If to Baker Hughes Holdings LLC:

Baker Hughes Holdings LLC

245 Hammersmith Road

London W6 8PW

United Kingdom

Attention: John L. Keffer

Email: [***]

With copies (which shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, GA 30309

Attention: Erik Belenky and Elizabeth Morgan

Email: [***] and [***]

If to Akastor AS or Mercury HoldCo Inc.:

Akastor AS

PO Box 124,

1325 Lysaker

Norway

Attention: Eirik Thomassen

Email: [***]

and

Mercury HoldCo Inc.

3300 North Sam Houston Parkway East

Houston, TX 77032

Attention: Eirik Thomassen

Email: [***]

With copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention: Nicholas Dorsey, Douglas Dolan and Andrew Davis

Email: [***], [***] and [***]

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication or electronically, when transmitted to the applicable number or email address so specified in (or pursuant to) this Section 12.01 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

SECTION 12.02 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in counterparts and by different parties in separate counterparts any of which may delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when counterparts have been signed by each party and delivered to the other party.

SECTION 12.03 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

SECTION 12.04 Governing Law. This Agreement will be governed by, and construed in accordance with, the law of the State of Delaware without regard to conflicts of law principles thereof.

SECTION 12.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in Good Faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 12.06 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Shareholder only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

SECTION 12.07 Headings. The descriptive headings of the Company Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

SECTION 12.08 Resolution of Disputes.

(a) Any and all disputes that cannot be settled amicably after good faith negotiations, including any ancillary claims of any party hereto, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) will be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within ten Business Days of the receipt of the request for arbitration, the International Chamber of Commerce will make the appointment. The arbitrator will be a lawyer and will conduct the proceedings in the English language. Performance under this Agreement will continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of Section 12.08(a), any party hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of Section 12.08(d) to any such action or proceeding, and (ii) agrees that proof will not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) Each party hereto irrevocably consents to service of process by means of notice in the manner provided for in Section 12.08.

(d) (i)EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE AND THE COURT OF CHANCERY OF THE STATE OF DELAWARE (AND THE APPROPRIATE APPELLATE COURTS THEREFROM) FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 12.08, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (d) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable Law, any objection that they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 12.08(d)(i) and such parties agree not to plead or claim the same.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 12.09 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

SECTION 12.10 Amendments; Waivers.

(a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of the Sole Voting Shareholder; provided that no waiver, modification or amendment shall be effective until at least five Business Days after written notice is provided to the Shareholders, and, for the avoidance of doubt, any Shareholder shall have the right to file a Redemption Request prior to the effectiveness of such waiver, modification or amendment; provided, further, that no amendment to this Agreement may:

(i) modify the limited liability of any Shareholder, or increase the liabilities or obligations of any Shareholder, in each case, without the consent of each such affected Shareholder; or

(ii) materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial (or would have a different or prejudicial effect) relative to any other Interests, without the approval of a majority in interest of the Shareholders holding the Interests affected in such a different or prejudicial manner.

(b) Notwithstanding the provisions of Section 12.10(a), the Sole Voting Shareholder, acting alone, may amend this Agreement or direct the Board to update the books and records of the Company (i) to reflect the admission of new Shareholders, Transfers of Interests, the issuance of additional Shares or Equity Securities (as provided by the terms of this Agreement) and, subject to Section 12.10(a), subdivisions or combinations of Shares made in compliance with Section 3.02(k), (ii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Board, and (iii) as necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

SECTION 12.11 Further Assurances.

(a) Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

(b) Without limitation to Section 12.11(a), each party hereto shall not exercise any rights conferred on it by the Company Articles or the Act or otherwise, which are or may be inconsistent with its rights or obligations under this Agreement.

SECTION 12.12 Certain Representations by Shareholders. Each Shareholder, by executing this Agreement and becoming a Shareholder, whether by making a Capital Contribution, by admission in connection with a permitted Transfer or otherwise, represents and warrants to the Company and the Sole Voting Shareholder, as of the date of its admission as a Shareholder, that such Shareholder (or, if such Shareholder is disregarded for U.S. federal income tax purposes, such Shareholder’s regarded owner for such purposes) is either: (i) not a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes (e.g., such Shareholder is either an individual or a Subchapter C corporation), or (ii) is a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes, but (A) permitting the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) is not a principal purpose of any beneficial owner of such Shareholder in investing in the Company through such Shareholder, (B) such Shareholder was formed for business purposes prior to or in connection with the investment by such Shareholder in the Company or for estate planning purposes, and (C) no beneficial owner of such Shareholder has a redemption or similar right with respect to such Shareholder that is intended to correlate to such Shareholder’s right to redemption pursuant to the Exchange Agreement.

SECTION 12.13 Rights of Shareholders Independent. The rights available to the Shareholders under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Shareholder and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Shareholder from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

SECTION 12.14 Large Company Regime. If by operation of applicable Law the Company is required to adopt provisions in the Company Articles in order to comply with the requirements pursuant to the provisions of sections 2:262 up to and including 2:274 of the Act (volledige of gemitigeerde structuurregime), the parties hereto shall cooperate to include such provisions in the Company Articles and/or shall agree on such amendments to this Agreement as may be necessary to preserve such powers and interests as are granted to each party under this Agreement with respect of the Company, to the extent permitted by applicable Law. In case the requirements pursuant to the provisions of sections 2:262 up to and including 2:274 of the Act apply to any of the Subsidiaries, the provisions of this Section 12.14 shall apply accordingly.

SECTION 12.15 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

SECTION 12.16 No Third-Party Beneficiaries. Except as expressly provided in Article XI, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third-party beneficiary hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Partnership Agreement to be executed as of the day and year first above written.

COMPANY:
HMH HOLDING B.V.
By:
Name:
Title:

SIGNATURE PAGE TO

PARTNERSHIP AGREEMENT OF

HMH HOLDING B.V.

SHAREHOLDERS:

HMH HOLDING INC.
By:
Name:
Title:

BAKER HUGHES HOLDINGS LLC
By:
Name:
Title:

AKASTOR AS
By:
Name:
Title:

MERCURY HOLDCO INC.
By:
Name:
Title:

SIGNATURE PAGE TO

PARTNERSHIP AGREEMENT OF

HMH HOLDING B.V.

Exhibit A

Shareholders

•	HMH Holding Inc.

•	Baker Hughes Holdings LLC

•	Akastor AS

•	Mercury HoldCo Inc.

EXHIBIT A TO

PARTNERSHIP AGREEMENT OF

HMH HOLDING B.V.